Mary Beth Vitale Appointed to
Luna Innovations Board of Directors

(ROANOKE, VA, September 5, 2019) – Luna Innovations Incorporated (NASDAQ: LUNA), a global leader in advanced fiber optic-based technology, today announced that Mary Beth Vitale has been appointed to its Board of Directors, effective September 1, 2019. Ms. Vitale is Co-Founder and Principal of Pellera, LLC, a strategic communications and board development consulting firm. She holds a Certificate for Cybersecurity Oversight and is a Qualified SEC Audit Committee financial expert. Ms. Vitale’s appointment expands the Board to 9 directors, 8 of whom are independent. She will be joining Luna Innovations Audit Committee as well as its Nominating and Governance Committee.

In addition, long-standing member John B. Williamson has notified the company that he will not stand for re-election at Luna’s May 2020 annual meeting of stockholders.

Richard W. Roedel, Non-Executive Chairman of the Board of Luna Innovations commented, “We are excited to add Mary Beth to our Board. She’s an experienced Board member, and her financial and cybersecurity expertise will be a valuable asset to Luna and our shareholders. The board has a strong commitment to refreshment and governance, and we are very pleased to add an independent director with Mary Beth’s skills.” Mr. Roedel continued, "On behalf of the Company and my fellow directors, I also want to thank John for his valuable guidance and stewardship of Luna over the past nine years as a Board member. He has made enormous contributions to the business and was always a positive presence in the boardroom. We will continue to take advantage of his skills and insight through next Spring and our 2020 annual meeting.”

“We welcome Mary Beth to Luna’s Board and know that her counsel and experise will bring further energy to our board. Her knowledge in both the financial and cybersecurity areas, as well as her experience as a CEO, are great assets to an already experience-rich Board,” said Luna Innovations President and CEO Scott A. Graeff. “In addition, I wish to recognize the contributions John has made to the Board over the years, providing strategic advice, business expertise and oversight on behalf for our shareholders. He’s been a great asset, and the Luna team is very appreciative of his service and leadership.”

About Mary Beth Vitale
Ms. Vitale is co-founder and principal of Pellera, LLC and a former CEO with more than 25 years of proven financial, IT/cyber, marketing and execution expertise in building companies. Her past roles include: CEO and Chairman of Westwind Media; President and COO of Rocky Mountain Internet; and President of AT&T’s Western Region and Corporate Officer of AT&T Corp. Ms. Vitale holds a Certificate for Cybersecurity Oversight and is a qualified U.S. Securities and Exchange Commission Qualified Audit Committee Financial Expert (ACFE). She has been and is an independent board member to public and private companies in various stages of growth and global expansion, chairing the Audit, Risk and Technology, Compensation, and Nominating and Governance Committees for boards of directors as well as being lead director. She is a National Association of Corporate Directors (NACD) Board Advisory Services faculty member, providing training to boards of directors across the world, and is a NACD Leadership Fellow. She currently is a member of the Board of Directors Executive Committee for GEHA, Inc., and chairs its Risk and Technology Committee.

About Luna
Luna Innovations, Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high-performance, fiber optic-based, test products for the telecommunications industry and distributed fiber optic-based sensing for the aerospace and automotive industries. Luna is organized into two business segments, which work closely together to turn ideas into products: a Technology Development segment and a Products and Licensing segment. Luna’s business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include Luna’s expectations regarding technological advancements, technological capabilities and needs, cost effectiveness of products and technological solutions, market demand and product capabilities and advantages. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Luna may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, changes in market needs and technological challenges and other risks and uncertainties set forth in Luna’s periodic reports and other filings with the Securities and Exchange Commission (“SEC”). Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

Investor Contacts:
Jane Bomba                        Sally J. Curley
Luna Innovations Incorporated                Luna Innovations Incorporated
Phone: 303-829-1211                    614-530-3002
Email: IR@lunainc.com                    IR@lunainc.com

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